Exhibit 99.1

Drone Aviation Delivers Initial Set of WASP Aerostats in Support of United States Border Patrol; U.S. Customs and Border Protection

- Delivery Commences Agent Training and Operational Support Services -

JACKSONVILLE, FL – August 13, 2019 – Drone Aviation Holding Corp. (OTCQB: DRNE) (“Drone Aviation” or the “Company”), a manufacturer of specialized tethered aerial monitoring and communications platforms serving national defense and homeland security customers, announced today that is has delivered an initial set of WASP aerostat systems in support of the United States Border Patrol (USBP); U.S Customs and Border Protection (CBP). The delivery paves the way for USBP agent training and operational support services on the Southwest border of the United States. The procurement of the WASPs and operational support services was recently awarded under an exclusive teaming agreement and subcontract received from a U.S. government prime contractor.

In the first quarter of 2019, Drone Aviation announced that its Winch Aerostat Small Platform ("WASP") was selected by a prime contractor for the USBP; Customs and Border Protection (CBP). In June 2019, the Company was also awarded, and commenced providing, integrated services under a contract in support of the WASP award which will be performed on the southern border. Drone Aviation expects to fulfill the additional deliveries of WASP systems and services to the customer throughout the remainder of 2019.

“Drone Aviation is honored that our WASP technology and team have been selected to support the Border Patrol in their critical mission on the southern border and to work closely with the men and women who protect our Nation’s borders every day,” said Jay Nussbaum Chairman and CEO of Drone Aviation.

The WASP is a highly tactical and mobile aerostat system which can be deployed and managed by as few as two operators. It provides situational awareness with day/night video, secure multi-frequency and multi-wave form wireless communication range extension capability from either a stationary position or while being towed. Based upon the same proven technology already deployed by the U.S. Army as a persistent aerial platform, the WASP will support the Border Patrol’s role in homeland security and law enforcement by providing enhanced situational awareness, intelligence, surveillance and reconnaissance (ISR) capabilities. For information on the WASP including a demonstration video, please visit our website at: https://www.droneaviationcorp.com/solutions/aerostat/wasp.

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQB: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms including lighter-than-air aerostats and drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a patented tether system, Drone Aviation’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the ability to support future military needs for advanced voice and data communications applications, the continuation of growing demand for drones for military and state and local law enforcement authorities. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and our ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Relations for Drone Aviation Holding Corp.:

Steve Gersten

813-334-9745

investors@droneaviationcorp.com

and

Bret Shapiro, Managing Director

CORE IR

561-479-8566

brets@coreir.com

Media Relations for Drone Aviation Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net